Exhibit 99.1
FOR IMMEDIATE RELEASE
CONTACTS

Charles D. Christy	Kristine D. Brenner
EVP & Chief Financial Officer	Director of Investor Relations
(810) 237-4200	(810) 257-2506
charlie.christy@citizensbanking.com	kristine.brenner@citizensbanking.com
CITIZENS REPUBLIC BANCORP ANNOUNCES FINAL EXCHANGE
RATIOS FOR ITS SUBORDINATED NOTES AND TRUST PREFERRED
SECURITIES EXCHANGE OFFERS
FLINT, MICHIGAN, September 25, 2009 — Citizens Republic Bancorp, Inc. (NASDAQ: CRBC) announced today the final exchange ratios for its previously announced offers to exchange its outstanding 5.75% Subordinated Notes due 2013 (the “Subordinated Notes”) and its outstanding 7.50% Enhanced Trust Preferred Securities of Citizens Funding Trust I (the “Trust Preferred Securities”). In accordance with the terms of the Exchange Offers as set forth in Citizens’ Prospectus dated September 10, 2009, and the related letters of transmittal, the final exchange ratios for the Subordinated Notes and Trust Preferred Securities are set forth in the table below.

Exchange
								Ratio –	Exchange
								Number of	Ratio –
								Common	Number of
								Shares for	Common
								Securities	Shares for
						Early		Tendered on	Securities
				Denomination		Tender	Total	or Before	Tendered
			Aggregate	Amount Per	Exchange	Premium	Exchange	August 13,	After August
	Title of		Amount	Subject	Value*	Value	Value*	2009	13, 2009
CUSIP	Securities	Issuer	Outstanding	Security	(per Denomination Amount)			(per Denomination Amount)

174420AC3	5.75% Subordinated Notes due 2013	Citizens Republic Bancorp, Inc.	$125,000,000	$1,000	$1,000.00	—	$1,000.00	1,355.8954	1,355.8954

174687103	7.50% Enhanced Trust Preferred Securities	Citizens Funding Trust I	$150,000,000	$25	$21.25	$1.25	$22.50	30.5076	28.8127

*	Holders whose Subject Securities are accepted for exchange will also receive cash for accrued but unpaid distributions or interest to but excluding the settlement date for the Exchange Offers, which payments are estimated to be $9.4236 per each $1,000 principal amount of Subordinated Notes and $0.078125 per each $25 liquidation value of Trust Preferred Securities.
The exchange ratios were determined by dividing the applicable value by the Relevant Price of $0.7375, which was the arithmetic average of the per share volume weighted average price of Citizens common shares for each trading day in the five consecutive trading day period ended September 25, 2009.

The Exchange Offers are scheduled to expire at 11:59 p.m., New York City time, on Friday, September 25, 2009. To receive consideration in the Exchange Offers, holders must validly tender and not withdraw their securities prior to 11:59 p.m. on such expiration date as described in Citizens’ Prospectus dated September 10, 2009. Securities that have been validly tendered but are not accepted for exchange due to proration or otherwise will be promptly returned to the tendering holder after the expiration date. Citizens intends to deliver the consideration for the securities that are tendered and accepted on or about September 30, 2009.
Citizens has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) in connection with its offers to issue its common shares in exchange for its outstanding Subordinated Notes and its outstanding Trust Preferred Securities (the “Exchange Offers”). Before you invest, you should read the prospectus in the registration statement and other documents Citizens has filed with the SEC for more complete information about Citizens and the Exchange Offers. You may obtain these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the prospectus and letters of transmittal may be obtained upon request by contacting D.F. King & Co., Inc., the information and exchange agent at (800) 714-3312 or, for banks and brokers, at (212) 269-5550 (collect).
This press release is for informational purposes only and is not an offer to buy or the solicitation of an offer to sell, any securities, nor shall there be any sale, purchase or exchange of securities in any jurisdiction in which such offer, solicitation, sale, purchase or exchange would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. The solicitation of offers to exchange the Subordinated Notes and the Trust Preferred Securities for common shares will only be made pursuant to Citizens’ prospectus dated September 10, 2009, and related documents that Citizens has filed with the SEC.
Corporate Profile
Citizens Republic Bancorp, Inc. is a diversified financial services company providing a wide range of commercial, consumer, mortgage banking, trust and financial planning services to a broad client base. Citizens serves communities in Michigan, Ohio, Wisconsin and Indiana as Citizens Bank and in Iowa as F&M Bank, with 231 offices and 267 ATMs. Citizens Republic Bancorp is the largest bank holding company headquartered in Michigan with roots dating back to 1871 and is the 42nd largest bank holding company headquartered in the United States. More information about Citizens Republic Bancorp is available at www.citizensbanking.com.
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